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                                                                   EXHIBIT 10.36

                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT

     This Agreement No. 3 is made as of September 11, 2000, by and between Mercury Air Group, Inc., a New York corporation (hereinafter referred to as "Employer"), and Mr. Joseph A. Czyzyk (hereinafter referred to as "Employee").

     WHEREAS, Employer and Employee entered into that certain Employment Agreement dated November 15, 1994, as amended on October 15, 1998, and on April 12, 1999, (as amended, the "Employment Agreement"); and

     WHEREAS, Employer and Employee agree to amend the Employment Agreement to reflect the wishes of the Compensation Committee of Employer to increase Employee's Base Compensation by $250,000 and to enable the Employment Agreement to continue in full force and effect.

     NOW, THEREFORE, the parties hereby agree to amend the Employment Agreement
as follows:       The Base Compensation figure of $270,000 in Paragraph Third, subparagraph (a) is hereby deleted and replaced by the Base Compensation figure of $520,000.

     All other terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     MERCURY AIR GROUP, INC.


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                                     Dr. Phillip J. Fagan, Chairman of the Board




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                                     Joseph A. Czyzyk, Individually